Exhibit 10.1

ASSUMPTION AGREEMENT

This Assumption Agreement is dated as of January 21, 2016 (this “Agreement”) and is made by WEYERHAEUSER COMPANY, a Washington corporation (“Successor Guarantor”), in favor of SOUTHERN DIVERSIFIED TIMBER, LLC, a Delaware limited liability company, as lender (“Lender”) under that certain Credit Agreement and Guarantee, dated as of October 1, 2008 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Lender, PLUM CREEK VENTURES I, LLC, a Delaware limited liability company, as borrower (“Borrower”) and PLUM CREEK TIMBER COMPANY, INC., a Delaware corporation, as guarantor (“Original Guarantor”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

RECITALS

WHEREAS, Original Guarantor guaranteed Lender’s obligations under the Credit Agreement in accordance with the terms, conditions and limitations set forth in Article VIII of the Credit Agreement;

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of November 6, 2015 between Original Guarantor and Successor Guarantor (the “Merger Agreement”), Original Guarantor has agreed to merge with and into Successor Guarantor, with Successor Guarantor as the surviving corporation (the “Merger”);

WHEREAS, pursuant to that certain Consent and Waiver Agreement dated as of January 21, 2016 (“Consent and Waiver”) by and among Borrower, Lender and Original Guarantor, Lender has agreed to, among other things, the assignment to Successor Guarantor of Original Guarantor’s obligations under Article VIII of the Credit Agreement and the consummation of the other transactions described in, or contemplated by, the Merger Agreement; and

WHEREAS, Successor Guarantor has agreed, effective immediately upon consummation of the Merger, to assume the obligations of Original Guarantor set forth in Article VIII of the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Assumption of the Guarantee. Effective immediately upon consummation of the Merger: (a) Successor Guarantor hereby assumes from Original Guarantor all of Original Guarantor’s obligations as set forth in the provisions of Article VIII of the Credit Agreement, other than the representation and warranty set forth in Section 8.05(a)(i) of the Credit Agreement; and (b) all references to “Guarantor” in the Credit Agreement, other than any such references in or with respect to Section 8.05(a)(i) of the Credit Agreement, shall henceforth be deemed references to Successor Guarantor.

2.        Representation and Warranty. Successor Guarantor represents and warrants to Lender that Successor Guarantor is a corporation duly incorporated, validly existing and in good standing under the Laws of Washington.

3.        No Other Changes; Ratification. Except as expressly modified or waived hereby and by the Consent and Waiver, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

4.        Entire Agreement. This Agreement, the Consent and Waiver and the Loan Documents represent the entire agreement by and among Lender, Borrower and Successor Guarantor with respect to the subject matter hereof and supersede all prior agreements, oral or written, between such parties with respect thereto. No claim of waiver, modification, consent, or acquiescence with respect to any provision of this Agreement shall be made against Lender, Borrower or Successor Guarantor, except on the basis of a written instrument executed by or on behalf of such party.

5.            GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, Successor Guarantor has duly executed and delivered this Assumption Agreement as of the date first above written.

WEYERHAEUSER COMPANY

By	/s/ Devin W. Stockfish
Name: Devin W. Stockfish
Title: SVP, General Counsel

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